UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2002

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7200

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

a)	On May 23, 2002, Bay View Capital Corporation (the “Company”) terminated Arthur Andersen LLP as principal accountants and is currently evaluating alternatives for its principal accountants for the fiscal year ending December 31, 2002. The decision to terminate Arthur Andersen LLP was approved by the Audit Committee of the Company’s Board of Directors.

The Company engaged Arthur Andersen LLP in July 2001, as previously reported on Form 8-K filed on July 13, 2001. In connection with the audit of the fiscal year ended December 31, 2001 and the interim period through May 23, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matters of the disagreements in connection with their opinion; and there were no reportable events as described in Item 304 (a) (1) (v) of the Securities and Exchange Commission’s Regulation S-K.

The audit report of Arthur Andersen LLP on the Company’s consolidated financial statements as of and for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company requested that Arthur Andersen LLP furnish the Company with a letter, as promptly as possible, addressed to the Securities and Exchange Commission, stating whether they agree with the statements made in this Item 4, and if not, stating the respects in which they do not agree. This letter is filed as an exhibit to this Report.

Item 7. Financial Statements and Exhibits

c) Exhibits

       16      Letter of Arthur Andersen LLP dated May 28, 2002

May 31, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: May 31, 2002	BY:	/s/ John W. Rose

John W. Rose Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16	Letter of Arthur Andersen LLP dated May 28, 2002